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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2003, relating to the financial statements of Cubist Pharmaceuticals, Inc., which appears in Cubist Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
June 23, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS